Herman Miller Reports Fourth Quarter Fiscal 2020 Results

•	Decisive actions during the quarter to adjust spending levels in the near-term

•	Strong liquidity with cash and cash equivalents of $454 million and positive cash flow generation

•	Well-positioned strategically for commercial and residential opportunities ahead
Webcast to be held Tuesday, June 30, 2020, at 9:30AM ET

Release	Immediate
Date	June 29, 2020
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/investors. A copy of this supplemental data file has also been included with this press release filed on Form 8-K with the Securities and Exchange Commission.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its fourth quarter ended May 30, 2020. Net sales in the quarter totaled $475.7 million, a decrease of 29.1% from the same quarter last fiscal year. New orders in the fourth quarter of $535.3 million were 19.4% below the prior year level.

On an organic basis, which excludes the impact of acquisitions and foreign currency translation, net sales and orders in the fourth quarter decreased by 34.9% and 25.3%, respectively, compared to the same quarter last fiscal year.

Herman Miller reported a net loss per share of $2.95 in the fourth quarter compared to diluted earnings per share of $0.78 in the same quarter last fiscal year. Excluding impairment charges, restructuring expenses, and other special charges, adjusted earnings per share in the fourth quarter totaled $0.11 compared to adjusted earnings per share of $0.88 in the fourth quarter of last fiscal year.

For the full fiscal year, net sales were $2,486.6 million, reflecting a year-over-year decrease of 3.1%. On an organic basis, net sales decreased by 6.6% compared to last fiscal year. Loss per share for the full year totaled $0.15 compared to diluted earnings per share of $2.70 last year. On an adjusted basis, diluted earnings per share totaled $2.61 in fiscal 2020 compared to $2.97 in fiscal 2019.

Andi Owen, President and Chief Executive Officer, stated, “While the final quarter of fiscal 2020 unfolded in ways we could not have imagined at the beginning of the fiscal year, I’m incredibly proud of our global teams for the ways they have come together to overcome the disruptions brought on by COVID-19. From ensuring the health and safety of our employees, finding ways to support our communities and first responders, and helping take swift action on our spending levels, I’m grateful for the tremendous efforts of our people. As we look ahead, we are encouraged - the global economy is beginning to restart and our strategy positions us extremely well for the opportunities ahead. We are actively applying our knowledge and research capabilities to help our customers re-imagine both their office spaces and their home environments. Our multi-channel distribution model supports a diverse revenue base that allows us to reach commercial and residential audiences across the globe. In particular, our digital transformation roadmap has become even more of an imperative and we expect these investments will help us leverage opportunities to serve the changing needs of our customers in the months ahead. Finally, our innovation capabilities will help us grow our broad line-up of products and services by designing new solutions to solve new challenges. We believe our clear set of priorities and differentiated business model will enable Herman Miller to emerge from this period an even stronger and more capable leader in the markets we serve.”

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Fourth Quarter Fiscal 2020 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
	May 30, 2020	June 1, 2019	% Chg.	May 30, 2020	June 1, 2019	% Chg.
Net Sales	$475.7	$671.0	(29.1)%	$2,486.6	$2,567.2	(3.1)%
Gross Margin %	34.9%	37.0%	N/A	36.6%	36.2%	N/A
Operating Expenses	$154.9	$183.2	(15.4)%	$717.3	$716.2	0.2%
Impairment Charges	$205.4	$—	N/A	$205.4	$—	N/A
Restructuring Expenses	$16.9	$8.5	98.8%	$26.4	$10.2	158.8%
Operating (Loss) Earnings %	(44.4)%	8.4%	N/A	(1.5)%	7.9%	N/A
Adjusted Operating Earnings %*	3.3%	9.9%	N/A	8.3%	8.8%	N/A
Net (Loss) Earnings Attributable to Herman Miller, Inc.	$(173.7)	$46.2	(476.0)%	$(9.1)	$160.5	(105.7)%
(Loss) Earnings Per Share – Diluted	$(2.95)	$0.78	(478.2)%	$(0.15)	$2.70	(105.6)%
Adjusted Earnings Per Share – Diluted*	$0.11	$0.88	(87.5)%	$2.61	$2.97	(12.1)%
Orders	$535.3	$664.5	(19.4)%	$2,538.6	$2,614.9	(2.9)%
Backlog	$470.8	$394.2	19.4%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the fourth quarter of fiscal 2020 totaled 34.9%, representing a 210-basis point decrease from the same quarter last year. The decline in gross margin from last year was primarily driven by reduced production leverage due to lower manufacturing volume resulting from COVID-related facility shut-downs during the quarter.
Operating expenses in the fourth quarter were $154.9 million compared to $183.2 million in the same quarter a year ago. Operating expenses included certain special charges totaling $5.5 million in the fourth quarter of fiscal 2020 and $1.7 million in the same quarter last year. These items in the current quarter primarily related to costs arising as a direct result of COVID-19. Excluding these special charges, operating expenses decreased by $32.1 million compared to the same quarter last year.
The Company recorded non-cash, pre-tax charges related to Design Within Reach, Maharam, HAY and naughtone for the impairment of goodwill, intangible assets, and right of use assets of $205.4 million in the fourth quarter. These charges were determined based on the Company's annual impairment review process and indicators of impairment arising from the impact of COVID-19 on financial results. The Company also recognized pre-tax restructuring expenses totaling $16.9 million in the fourth quarter. These items related primarily to severance and outplacement benefits associated with workforce reductions implemented during the quarter.

Herman Miller’s effective income tax rate in the fourth quarter was 14.2%, compared to 22.0% in the same quarter last fiscal year. Excluding the impact of adjustments related to impairment, restructuring and other special charges recorded during the quarter, a portion of which were not deductible for tax purposes, the effective tax rate in the quarter was 47.9%. This rate reflected both provision to return adjustments and the accrual of withholding taxes related to planned repatriation of cash from certain foreign jurisdictions.

Jeff Stutz, Chief Financial Officer, noted, “We remain focused on maintaining a strong liquidity position to navigate the uncertain business conditions that we are facing. Our cash and cash equivalents at the end of the fourth quarter totaled over $450 million. This balance reflected drawing excess cash from our revolving credit facility as a precautionary measure and $50 million in proceeds from the issuance of private placement notes in May. Earlier in the quarter, we announced the temporary suspension of our share repurchase program and dividend payment to conserve capital as well as a series of actions aimed at reducing operating expenses. These included temporary salary reductions and the suspension of retirement contributions and our fiscal 2021 bonus program. We also reduced discretionary spending and workforce levels to better align to the current demand environment. Despite the challenges we faced this quarter, these actions highlight our ability to adapt and execute as we delivered positive adjusted operating income and operating cash flows in the period, and we have a strong and flexible balance sheet to support our business going forward.”

The Company ended the fourth quarter with total cash and cash equivalents of $454.0 million. This amount included a draw down of excess cash on its revolving credit facility of $265 million during the quarter, which was subsequently repaid in full on June 29, 2020. Additionally, Herman Miller previously announced the deferral of its quarterly dividend payment to shareholders of record as of February 29, 2020. That dividend was originally scheduled to be paid on April 15, 2020. The Company's Board of Directors has now approved the payment of this dividend, which will be made on July 15, 2020. The Company will, however, maintain a temporary suspension of future dividend payments given the ongoing uncertainty caused by COVID-19. Cash flow generated from operations in the fourth quarter and full fiscal year was $30.0 million and $221.8 million, respectively. This compared to $85.9 million and $216.4 million in the respective periods of last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the fourth quarter of fiscal 2020:

Organic Sales Growth (Decline) by Segment *

	Three Months Ended				Three Months Ended
	May 30, 2020				June 1, 2019
	North America	International	Retail	Total	North America	International	Retail	Total
Net Sales, as reported	$275.6	$114.7	$85.4	$475.7	$433.8	$132.3	$104.9	$671.0
% change from PY	(36.5)%	(13.3)%	(18.6)%	(29.1)%

Proforma Adjustments
Acquisitions	(3.0)	(38.9)	—	(41.9)	—	—	—	—
Currency Translation Effects (1)	0.5	2.8	—	3.3	—	—	—	—
Net Sales, organic	$273.1	$78.6	$85.4	$437.1	$433.8	$132.3	$104.9	$671.0
% change from PY	(37.0)%	(40.6)%	(18.6)%	(34.9)%

Organic Order Growth (Decline) by Segment *

	Three Months Ended				Three Months Ended
	May 30, 2020				June 1, 2019
	North America	International	Retail	Total	North America	International	Retail	Total
Orders, as reported	$304.2	$124.1	$107.0	$535.3	$440.5	$111.7	$112.3	$664.5
% change from PY	(30.9)%	11.1%	(4.7)%	(19.4)%

Proforma Adjustments
Acquisitions	(6.0)	(38.0)	—	(44.0)	—	—	—	—
Currency Translation Effects (1)	0.6	4.7	—	5.3	—	—	—	—
Orders, organic	$298.8	$90.8	$107.0	$496.6	$440.5	$111.7	$112.3	$664.5
% change from PY	(32.2)%	(18.7)%	(4.7)%	(25.3)%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the press release filed on Form 8-K with the Securities and Exchange Commission.

First Quarter Fiscal 2021 Guidance

The outbreak of COVID-19 has created a high degree of uncertainty throughout the global economy. Due to this uncertainty, and the rapidly changing effects of risk mitigation efforts to control the outbreak around the world, we are not able to reasonably estimate the impact of the outbreak on our business or financial results in the near-term. Accordingly, we are continuing to withhold providing guidance for the upcoming quarter while this uncertainty persists.

Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/investors.

The Company will host a webcast to discuss the results of the fourth quarter of fiscal 2020 on Tuesday, June 30, 2020, at 9:30AM ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at http://investors.hermanmiller.com/events-and-presentations to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Since its inception in 1905, the Company has relied on innovative design to help people do great things. The global design leader has evolved into Herman Miller Group, a family of brands that collectively offers a variety of products for environments where people live, learn, work, and heal. The family of brands includes Colebrook Bosson Saunders, Design Within Reach, Geiger, HAY, Maars Living Walls, Maharam, naughtone, Nemschoff, and Herman Miller. For more information visit www.hermanmiller.com/about-us.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new retail studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, natural disasters, public health crises, disease outbreaks, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the twelve months ended May 30, 2020 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Twelve Months Ended
	May 30, 2020		June 1, 2019		May 30, 2020		June 1, 2019
Net Sales	$475.7	100.0%	$671.0	100.0%	$2,486.6	100.0%	$2,567.2	100.0%
Cost of Sales	309.9	65.1%	422.8	63.0%	1,575.9	63.4%	1,637.3	63.8%
Gross Margin	165.8	34.9%	248.2	37.0%	910.7	36.6%	929.9	36.2%
Operating Expenses	154.9	32.6%	183.2	27.3%	717.3	28.8%	716.2	27.9%
Impairment Charges	205.4	43.2%	—	—%	205.4	8.3%	—	—%
Restructuring Expenses	16.9	3.6%	8.5	1.3%	26.4	1.1%	10.2	0.4%
Operating (Loss) Earnings	(211.4)	(44.4)%	56.5	8.4%	(38.4)	(1.5)%	203.5	7.9%
Gain on Consolidation of Equity Method Investments	5.7	1.2%	—	—%	36.2	1.5%	—	0.0%
Other Expenses, net	3.7	0.8%	0.4	0.1%	11.2	0.5%	8.4	0.3%
(Loss) Earnings Before Income Taxes and Equity Income	(209.4)	(44.0)%	56.1	8.4%	(13.4)	(0.5)%	195.1	7.6%
Income Tax Expense	(29.8)	(6.3)%	12.3	1.8%	6.0	0.2%	39.6	1.5%
Equity Income, net of tax	1.3	0.3%	2.2	0.3%	5.0	0.2%	5.0	0.2%
Net (Loss) Earnings	(178.3)	(37.5)%	46.0	6.9%	(14.4)	(0.6)%	160.5	6.3%
Net Loss Attributable to Redeemable Noncontrolling Interests	(4.6)	(1.0)%	(0.2)	—%	(5.3)	(0.2)%	—	—%
Net (Loss) Earnings Attributable to Herman Miller, Inc.	$(173.7)	(36.5)%	$46.2	6.9%	$(9.1)	(0.4)%	$160.5	6.3%

Amounts per Common Share Attributable to Herman Miller, Inc.
(Loss) Earnings Per Share – Basic	($2.95)		$0.78		($0.15)		$2.72
Weighted Average Basic Common Shares	58,771,821		58,784,081		58,920,653		59,011,945
(Loss) Earnings Per Share – Diluted	($2.95)		$0.78		($0.15)		$2.70
Weighted Average Diluted Common Shares	58,771,821		59,132,195		58,920,653		59,381,791

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Twelve Months Ended
	May 30, 2020	June 1, 2019
Net (Loss) Earnings	$(14.4)	$160.5
Net Cash Provided by Operating Activities	221.8	216.4
Net Cash Used in Investing Activities	(168.1)	(165.0)
Net Cash Provided by (Used in) Financing Activities	244.0	(91.9)
Effect of Exchange Rates	(2.9)	(4.2)
Change in Cash	294.8	(44.7)
Cash and Cash Equivalents, Beginning of Period	159.2	203.9
Cash and Cash Equivalents, End of Period	$454.0	$159.2

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	May 30, 2020	June 1, 2019
Assets
Current Assets:
Cash and cash equivalents	$454.0	$159.2
Short-term investments	7.0	8.8
Accounts and notes receivable, net	180.0	218.0
Unbilled accounts receivable	19.5	34.3
Inventories, net	197.3	184.2
Prepaid expenses and other	60.7	56.8
Total Current Assets	918.5	661.3
Net property and equipment	330.8	348.6
Right of use assets	193.9	—
Other assets	599.9	559.4
Total Assets	$2,043.1	$1,569.3

Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity
Current Liabilities:
Accounts payable	$128.8	$177.7
Short-term borrowings and current portion of long-term debt	51.4	3.1
Accrued liabilities	329.2	265.3
Total Current Liabilities	509.4	446.1
Long-term debt	539.9	281.9
Lease liabilities	178.8	—
Other liabilities	121.6	101.5
Total Liabilities	1,349.7	829.5
Redeemable Noncontrolling Interests	50.4	20.6
Stockholders' Equity	643.0	719.2
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$2,043.1	$1,569.3

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